EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C.

SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

This certification set forth below is hereby made solely for the purposes of satisfying the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 and may not be relied upon or used for any other purposes.

A signed original of this written statement required by Section 906 has been provided to Abeona Therapeutics Inc. and will be retained by Abeona Therapeutics Inc. and furnished to the SEC or its staff upon its request.

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Act of 2002 (18 U.S.C. 1350, as adopted, the “Sarbanes-Oxley Act”), Stephen B. Thompson, Vice President Finance of the Company hereby certifies that to his knowledge the report on Form 10-Q for the period ended June 30, 2017 of the Company filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at the City of Dallas, in the State of Texas, this 14th day of August, 2017.

/s/ Stephen B. Thompson

Stephen B. Thompson

Vice President Finance

Principal Financial and Accounting Officer